POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Gordon H. Link, Jr. and Robert L. Poley, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) sign the Registration Statement on Form S-3 pursuant to which NaPro BioTherapeutics, Inc. (the "Company") will register 1,500,000 shares of the Company's common stock for resale by purchasers listed in that certain Securities Purchase Agreement, dated on or about February 6, 2002, and (ii) sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Signature	Title	Date
/s/ Leonard Shaykin (Leonard P. Shaykin)	Chairman of the Board Chief Executive Officer	February 8, 2002
/s/ Sterling K. Ainsworth (Sterling Ainsworth)	Vice Chairman President Chief Scientific Officer Director	February 11, 2002
/s/ Patricia A. Pilia (Patricia A. Pilia, Ph.D.)	Executive Vice President Director	February 8, 2002
(Gordon H. Link, Jr.)	Vice President Chief Financial Officer (Principal Financial Officer)	__________, 2002
(Robert L. Poley)	Controller (Principal Accounting Officer)	__________, 2002
/s/ Edward L. Erickson (Edward L. Erickson)	Director	February 11, 2002
/s/ Arthur Hull Hayes (Arthur Hull Hayes, Jr., M.D.)	Director	February 6, 2002
/s/ Marc Ostro (Marc J. Ostro, Ph.D.)	Director	February 5, 2002
/s/ Richard Perle (The Honorable Richard N. Perle)	Director	February 5, 2002
/s/ Robert E. Pollack (Robert E. Pollack, Ph.D.)	Director	February 5, 2002